EXHIBIT 24

                        POWER OF ATTORNEY


          KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors of Acceptance Insurance Companies Inc. hereby constitutes and appoints Donn E. Davis and Kenneth C. Coon, and each of them, his true and lawful attorneys-in-fact and agents, for him and in his name, place and stead, in any and all capacities, to sign this Registration Statement on Form S-8 under the Securities Act of 1933, as amended, including amendments thereto and other related documents, and to file the same with the Securities and Exchange Commission under said Act, hereby granting power and authority to do and perform any and all acts and things requisite and necessary to be done in and about the premises, as fully as to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.

          SIGNATURE                CAPACITY            DATE

/s/ Jay A. Bielfiled
_______________________________    Director       June 28, 1996
Jay A. Bielfield

/s/ Edward W. Elliott, Jr.
_______________________________    Director       June 28, 1996
Edward W. Elliott, Jr.

/s/ Robert LeBuhn
_______________________________    Director       June 28, 1996
Robert LeBuhn

/s/ Michael R. McCarthy
_______________________________    Director       June 28, 1996
Michael R. McCarthy

/s/ John P. Nelson
_______________________________    Director       June 28, 1996
John P. Nelson

/s/ R.L. Richards
_______________________________    Director       June 28, 1996
R.L. Richards

/s/ David L. Treadwell
_______________________________    Director       June 28, 1996
David L. Treadwell

/s/ Doug T. Valassis
_______________________________    Director       June 28, 1996
Doug T. Valassis